FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT


This FIRST AMENDMENT is dated as of the 24th day of November, 1997 and is by and between SUMMIT BANK (as successor to United Jersey Bank) having an office at 750 Walnut Avenue, Cranford, New Jersey 07016 (the "Bank"), and SYMS CORP., a New Jersey corporation having an address at One Syms Way, Secaucus, New Jersey 07094 (the "Borrower").


                              W I T N E S S E T H:

              WHEREAS, the Borrower and the Bank have entered into a Revolving Credit Agreement dated as of December 1, 1993, (the "Credit Agreement"); and

              WHEREAS, the Borrower and the Bank have agreed to amend certain terms of the Credit Agreement as more fully described herein.

              NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

              1. Definitions. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

              2. Amendment of Credit Agreement. The Credit Agreement is hereby amended as follows (all Section references are to the corresponding Sections of the Credit Agreement)

              2.1 The definition of "Conversion Date" which appears in Section
1.1 is amended to read as follows:

              "Conversion Date" shall mean December 1, 2000, or, if earlier, the date upon which the Borrower shall, in accordance with the terms hereof, reduce the Commitment to zero.

              2.2 The definition of "Maturity Date" which appears in Section 1.1 is amended to read as follows:

               "Maturity Date" shall mean the date which is the fourth anniversary of the Conversion Date.

               2.3 Section 6.12 is amended to read as follows:

             "Capital Expenditures. The Borrower shall not permit the sum of Capital Expenditures plus Dividends to exceed (a) $35,000,000 for the fiscal year ending February 28, 1998 and each of the three fiscal years thereafter and (b) $40,000,000 for the fiscal year ending March 2, 2002 and each fiscal year thereafter; provided, however, that (1) the foregoing shall be increased in each fiscal year by an amount equal to the net cash proceeds received by the Borrower from the sale of capital assets (as determined in accordance with GAAP) during such fiscal year and (2) to


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             the extent that the amount of Capital Expenditures made by the
             Borrower and its subsidiaries during any fiscal year ending on or after February 28, 1998 is less than the amount permitted for such fiscal year pursuant to the foregoing, such amount (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in excess of the amount permitted by the foregoing in the succeeding fiscal years."

            2.4 Section 6.17 is amended by deleting the reference to "October 2, 1993" which appears in paragraph (b) therein and inserting "August 30, 1997" in its place.

            3. Substitute Note. Concurrently herewith, the Borrower shall execute and deliver to the Bank a substitute revolving credit note (the "Substitute Note") which shall supersede, and be in substitution for, the revolving credit note (the "Prior Note") executed and delivered pursuant to the provisions of Section 2.3 of the Credit Agreement and shall be the "Note" as defined and described in the Credit Agreement for all purposes. It is expressly agreed that the execution and delivery of such Substitute Note shall not evidence or represent a refinancing, repayment, accord and satisfaction or novation of the indebtedness evidenced by the Prior Note. As soon as practicable following its receipt of the Substitute Note, the Bank will return the Prior Note to the Borrower.

            4. Representations and Warranties. In order to induce the Bank to enter into this Agreement and amend the Credit Agreement as provided herein, the Borrower hereby represents and warrants to the Bank that:

(a) Except as otherwise disclosed in writing to the Bank, all of the representations and warranties of the Borrower set forth in the Credit Agreement are true, complete and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof and as if set forth at length herein (except that representations and warranties which are expressly stated to be as of a certain date are true, complete and correct in all material respects as of such certain date)

              (b) No Default or Event of Default presently exists and is continuing on and as of the date hereof.

              (c) Except as otherwise disclosed in writing to the Bank, since the date of the Borrower's most recent financial statements delivered to the Bank, no material adverse change has occurred in the business, assets, liabilities, financial condition or results of operations of the Borrower, and no event has occurred or failed to occur which has had, or reasonably may be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Borrower.

              (d) The Borrower has full power and authority to execute, deliver and perform any action or step which may be necessary to carry out the terms of this Agreement and all other agreements, documents and instruments executed and delivered by the Borrower to the Bank concurrently herewith or in connection herewith (collectively, the "Amendment Documents"); each Amendment Document to which the Borrower is a party has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, general equity principles or other similar laws affecting the enforcement of creditor's rights generally.


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              (e) The execution, delivery and performance of the Amendment
Documents will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance (ii) conflict with, result in a breach of or constitute a default under (a) any order, judgment, award or decree of any court, governmental authority, bureau or agency, or (b) any mortgage, indenture, lease, contract or other agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its properties or assets may be bound, or (iii) result in the creation or imposition of any lien or other encumbrance upon or with respect to any property or asset now owned or hereafter acquired by the Borrower.

              (f) No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any person is required in connection with the execution, delivery, performance or validity of the Amendment Documents or the transactions contemplated thereby.

            (g) The Borrower agrees to reimburse the Bank for all reasonable costs and expenses, including reasonable counsel fees and disbursements, incurred by the Bank in connection with the Amendment Documents and the transactions contemplated therein.

            5. No Change. Except as expressly set forth herein, all of the terms and provisions of the Credit Agreement shall continue in full force and effect and are hereby ratified and confirmed in all respects.

            6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts and all such counterparts taken together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment as of the date above written.

                                          SUMMIT BANK
                                          By: Bruce A. Gray
                                             ------------------
                                                 Vice President



                                          SYMS CORP
Attest:

Antone F. Moreira
-----------------                         By: Sy Syms
                                             ------------------
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                        SUBSTITUTE REVOLVING CREDIT NOTE
                                                               November 24, l997
$40,000,000

              FOR VALUE RECEIVED, the undersigned, SYMS CORP., a New Jersey corporation (the "Borrower") hereby unconditionally promises to pay on or before the Conversion Date (unless the indebtedness evidenced hereby shall be converted into the Term Loan), to the order of SUMMIT BANK, a banking institution of the State of New Jersey (the "Bank"), at the office of the Bank located at 210 Main Street, Hackensack, New Jersey, or at such other location as the Bank shall designate, in lawful money of the United States of America and in immediately available fluids, the principal amount of the lesser of (i) $40,000,000 or (ii) so much thereof as shall have been advanced (the "Advances") by the Bank to the Borrower pursuant to that certain Revolving Credit Agreement between the Borrower and the Bank dated December 1, 1993, as amended by the First Amendment to Revolving Credit Agreement dated the date hereof (as amended, the "Credit Agreement"). Terms defined in the Credit Agreement shall have the same meaning when used herein. All of the terms and provisions of the Credit Agreement are incorporated herein by reference as if set forth at length herein.

              The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time as hereinafter provided. Except as hereinafter provided, the unpaid principal amount hereof shall bear interest commencing with the date hereof at a fluctuating rate per annum equal to the Floating Rate.

              The Borrower may elect to have all or any portion of the outstanding principal balance of this Note, in an amount equal to or greater than $500,000 (and, if greater, in additional increments of $100,000), bear interest at the LIBOR Rate or at the Secondary CD Based Rate for any Interest Period, to the extent and in the manner provided in the Credit Agreement.

              Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed and, except for that portion of this Note bearing interest at a Fixed Rate, shall be adjusted automatically as of the opening of business on each day on which any change in the Base Rate or the Federal Funds Rate shall be announced and be effective.

              Except for that portion of this Note bearing interest at a Fixed Rate, installments of accrued interest only shall be due and payable hereon quarterly, in arrears, with the first such installment being due and payable on the first Business Day of the first calendar quarter following the date hereof, and the remainder of such quarterly installments of interest being due and payable on the first Business Day of each and every calendar quarter thereafter until this Note shall have been paid in full.

The Borrower shall pay (i) the outstanding principal amount of each Fixed Rate Loan on each Fixed Rate Interest Payment Date applicable thereto and (ii) all unpaid interest accrued on such Fixed Rate Loan on the first Business Day of each calendar quarter following the making of such Fixed Rate Loan and on the Fixed Rate Interest Payment Date; provided, however, that if any Fixed Rate Interest Payment Date shall not be a Business Day, then such payment shall be made on the next succeeding Business Day. unless, with respect to that portion of this Note which

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bears interest at a LIBOR Rate, the next such succeeding Business Day falls in the next calendar month, in which case such payment shall be made in the next preceding Business Day.

              All Advances made by the Bank to the Borrower hereunder may be noted by the Bank on any schedule or other record annexed hereto or otherwise so designated, and the Bank is authorized to make such notations, which shall be Prima facia evidence of the principal amount outstanding hereunder at any time; provided, however, that any failure to make such a notation (or any error in notation) shall not limit or otherwise affect the obligation of the Borrower hereunder which are and shall remain absolute and unconditional.

              The Borrower agrees to pay to the Bank the commitment fee provided for in the Credit Agreement.

              The Borrower shall pay to the Bank a late charge of five percent (5%) of any amount due hereunder or under the Credit Agreement if such amount is not received by the Bank within ten calendar days after the date it is due; provided, however, that such late charge shall not be less than $25 nor more than $2,500. The acceptance by the Bank of payment of the late charge shall not be considered an election of remedies or waiver by the Bank of any of its rights or remedies.

              The Bank may declare this Note to be immediately due and payable if any of the following events shall have occurred and be continuing:

              (1) Failure by the Borrower to (i) make any payment of principal on this Note or under the Credit Agreement on any date when due or (ii) make any payment of interest or commitment fee payable hereunder or under the Credit Agreement within 15 days from any date when due; or

              (2) An Event of Default shall have occurred under the Credit agreement

              Upon any nonpayment of any amount owing under this Note at its stated or accelerated maturity, the Bank may, in addition to such other and further rights and remedies as provided by law or under the Credit Agreement,
(i) collect interest on such overdue amount from the date of such maturity until paid at a rate per annum equal to the Base Rate plus three (3%) percent, (ii) setoff such amount against any deposit account maintained in the Bank by the Borrower, and such right of setoff shall be deemed to have been exercised immediately upon such stated or accelerated maturity even though such setoff is not noted on the Bank's records until a later time and (iii) hold as security any property heretofore or hereafter delivered into the custody, control or possession of the Bank or any entity acting as agent for the Bank (other than property contained in any safe deposit box maintained in the Bank) by any person liable for the payment of this Note.


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              This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

              Should the indebtedness represented by this Note or any part hereof be collected at law or in equity, or in bankruptcy, receivership, or any other court proceeding, or should this Note be placed in the hands of attorneys for collection upon default, the Borrower agrees to pay, in addition to the principal and interest due and payable hereon, all reasonable costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

              This Note shall be and remain in full force and effect and in no way impaired until the actual payment thereof to the Bank, its successors or assigns.

              Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by the Bank would be contrary to provisions of law applicable to the Bank limiting the maximum rate of interest which may be charged or collected by the Bank.

              The Borrower and all endorsers and guarantors of this Note hereby waive presentment, demand for payment, protest and notice of dishonor of this Note.

              This Note is binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

              This Note and the rights and obligations of the parties hereto shall be subject to and governed by the laws of the State of New Jersey.

              IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be duly executed by its authorized officers, as of the day and year above written.


ATTEST:                               SYMS CORP.


By: Antone F. Moreira                 By: Sy Syms
   -------------------------             ------------------
       Title: Vice President                Title: Chairman